EXHIBIT 99.1

“The Ellen DeGeneres Show” Announces Check In To Win with Viggle to Give Away $100K in May

NEW YORK — May 8, 2013 – Talk show host Ellen DeGeneres announced a new “Check In To Win” on “The Ellen DeGeneres Show” with the second-screen application Viggle (Symbol: VGGL).  The "Check In To Win" began on Monday, May 6, and will end on Friday, May 31.

Viewers of “The Ellen DeGeneres Show” are encouraged to download the free Viggle app and check in to “The Ellen DeGeneres Show” using Viggle's audio check-in feature for a chance to win.  Four “Ellen” viewers, who have checked in on Viggle during the show's broadcast each week, will win $20,000.  Plus, every day during the “Check In To Win,” “Ellen” will give away $1,000 to a viewer who has checked into the show with Viggle.

“You can check in to my show on Viggle to learn more.  Great, right?  It’s really never been easier to make money lying on your back.  That doesn’t sound good.  That does not sound right.  You know what I mean…,”said talk show host Ellen DeGeneres.

“Through this new partnership with ‘The Ellen DeGeneres Show,’ our millions of users will now have the opportunity to receive a unique reward for viewing and engaging with one of their favorite programs,” said Greg Consiglio, Viggle President and COO.  “It’s the latest example of our commitment to working with programmers to further enhance the second-screen experience and provide exclusive opportunities for our members every day.”

About The Ellen DeGeneres Show

“The Ellen DeGeneres Show” premiered on September 8, 2003 and was the highest-rated freshman syndicated show of the 2003-2004 season.  Ellen serves as an Executive Producer of the series with Mary Connelly, Ed Glavin and Andy Lassner.  Originating from Warner Bros. Studios in Burbank, “The Ellen DeGeneres Show” is produced by A Very Good Production and WAD Productions, Inc. in association with Telepictures, an industry leading and Emmy® award-winning producer of innovative, multiplatform advertiser friendly television and digital content for the syndication, cable and digital marketplace, and is distributed by Warner Bros. Domestic Television Distribution.

About Viggle℠

Launched in January 2012, Viggle is a free second-screen media platform that rewards its members for watching their favorite TV shows. Viggle enhances TV with interactive games like Viggle LIVE and the first ever real-time fantasy sports game, MyGuy. Viggle members get rewarded for their TV time from places like Best Buy, Papa John’s, Fandango, Hulu Plus and Groupon, among others. Viggle also allows like-minded fans of their favorite shows to connect through Viggle Chatter features. Viggle’s audio verification technology recognizes shows on TV and allows members to check into live and DVR’d TV content from more than 170 of the most popular broadcast and cable channels. For more information, visit www.viggle.com, follow us on Twitter @ViggleLABS.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of May 7, 2013.   Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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Contact:

Melissa Little Padgitt
Sr. Publicist
The Ellen DeGeneres Show
818-954-5574
Melissa.LittlePadgitt@ellentv.com

Viggle
Matt Caldecutt / Ed Tagliaferri
DKC Public Relations, Marketing & Government Affairs
212/685-4300
matthew_caldecutt@dkcnews.com / edmund_tagliaferri@dkcnews.com

Viggle Investor Relations
John C. Small
CFO Viggle INC
646/738-3220
John@viggle.com